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PROXY
                          WESTERN NATIONAL CORPORATION
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                               FEBRUARY 25, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints MICHAEL J. POULOS, RICHARD W. SCOTT AND DWIGHT L. CRAMER, and each of them as Proxies, with power of substitution in each, to vote all shares of the Common Stock, par value $.001 per share, of Western National Corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on February 25, 1998, at 9:00 a.m., Houston local time, and at any adjournment or postponement thereof, on all matters set forth in the Notice of Special Meeting and Prospectus/Proxy Statement dated January 26, 1998, a copy of each of which has been received by the undersigned, as follows:

[X] Please mark your votes as in this example.

  THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU PROPERLY SIGN AND RETURN THIS CARD.

  THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER

                                                For   Against Abstain
1. Approval of the Agreement and Plan of
   Merger, dated as of September 11, 1997
   and amended as of January 15, 1998, by
   and among the Company, American General
   Corporation and Astro Acquisition Corp.
                                                 [_]    [_]    [_]
2. The Proxies are authorized to vote upon
   such matters as may properly come
   before the meeting or any adjournment
   or postponement thereof as they
   determine to be in the best interests
   of the Company.
                                                 [_]    [_]    [_]
                                                              (See Reverse Side)
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                          WESTERN NATIONAL CORPORATION

  The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or postponement thereof.

                                    IMPORTANT: Please mark, sign, date, and
                                    return this proxy in the enclosed
                                    envelope. No postage is required if mailed in the United States. Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer and state the full name of the corporation.

Signature(s) ______________________________  Date _____________________________
  Notwithstanding stockholder approval of the proposal, Western National Corporation reserves the right to terminate the Merger Agreement and abandon the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement.